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                                                                   EXHIBIT 10.31

                                 [Letterhead]

                                                     August 12, 1999

William H. Largent
1249 Crooked Tree Court
Westerville, OH 43081

    Re:   Employment Agreement
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Dear Bill:

    In consideration of your employment at-will at Plug Power, LLC ("Plug Power") as Chief Financial Officer, you are entitled solely to the following benefits in the event that you are terminated from Plug Power for any reason other than gross misconduct, negligence, failure to perform job functions in a manner satisfactory to the President and CEO, theft, dishonesty, or fraud:
1) twelve (12) months salary continuation at a salary level of 50% of your base pay on the date of termination, and
2) continuation of your employee benefits and vesting in stock options for twelve (12) months following your termination date as if you were an employee of Plug Power.

    Please sign in the space provided below if you agree to the foregoing terms.

                                           Sincerely,

                                           /s/ Gary Mittleman

                                           Gary Mittleman
                                           President & CEO


This letter serves as an amendment to my letter offering employment at Plug Power dated May 11, 1999, regarding the items mentioned in this letter dated August 12, 1999

I acknowledge and accept this Employment Agreement

/s/ William H. Largent               8-12-99
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    Name                                 Date